THIRD AMENDMENT TO PURCHASE AGREEMENT


	THIS THIRD AMENDMENT TO PURCHASE AGREEMENT is dated this 3rd day of April, 1999, by and between Hillcrest Development ("Seller") and R & D Systems, Inc. ("Buyer").

                                 RECITALS

     1. Seller and Buyer entered into a purchase agreement dated January 22, 1999, for the sale and purchase of real property legally described as Lots 8, 9, 16, and 17, Auditor's Subdivision Number 268, Hennepin County, Minnesota which Purchase Agreement was amended by that certain First Amendment to Purchase Agreement dated February 5, 1999 and Second Amendment to Purchase Agreement dated February 16, 1999 (collectively, the "Purchase Agreement").

     2. The parties wish to amend the Purchase Agreement on the terms and conditions hereafter set forth.

	NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. Paragraph (o) of Section IX is hereby deleted and replaced with the following paragraph:

          (o) To the best of Seller's knowledge, (i) the Property is zoned for the Current Uses, (ii) the Property contains two (2) wells, and (iii) the Property does not contain any septic systems.

     2. Pursuant to Section XXII of the Purchase Agreement, Seller and Buyer agree to the form of the License Agreement, Parking Easement and Management Agreement attached hereto as Exhibits A, B and C.

     3. Except as provided for above, all the terms and conditions of the Purchase Agreement shall remain in full force and effect.

                                BUYER:     R & D Systems, Inc.


                                By:	/s/ Thomas E. Oland
                                Its:	President


                                SELLER:     Hillcrest Development


                                By:	/s/ Scott Tankenoff
                                Its:	General Partner